UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
May 31, 2018

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California     90401
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the proposals (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 16, 2018) submitted to our stockholders at our Annual Meeting of Stockholders held on May 31, 2018:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2019 annual meeting of stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	147,766,895	8,717,132	6,079,031
Jordan L. Kaplan	154,832,222	1,651,805	6,079,031
Kenneth M. Panzer	148,057,454	8,426,573	6,079,031
Christopher H. Anderson	154,646,428	1,837,599	6,079,031
Leslie E. Bider	152,055,819	4,428,208	6,079,031
Dr. David T. Feinberg	154,888,796	1,595,231	6,079,031
Virginia A. McFerran	125,099,624	31,384,403	6,079,031
Thomas E. O'Hern	108,675,613	47,808,414	6,079,031
William E. Simon, Jr.	118,293,901	38,190,126	6,079,031

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

160,528,736	2,012,479	21,843	—

Proposal 3. Our 2017 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

133,344,570	23,110,989	28,467	6,079,032

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	June 1, 2018	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer